CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees
and Shareholders
Putnam Income Fund:

We consent to the use of our report dated December 6, 2002, incorporated in this Registration Statement by reference, to the Putnam Income Fund and to the references to our firm under the captions "Financial
Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                           /s/ KPMG LLP
Boston, Massachusetts
February 24, 2003